UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to § 240.14a-12

OptiNose, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 7, 2025, OptNose, Inc. made the following communication to its employees in connection with its pending transaction with Paratek Pharmaceuticals, Inc.

Frequently Asked Questions

Merger of Optinose and Paratek 2025

General Information

What happens when the transaction closes?

•	Business operations for Optinose and current Optinose team members will remain largely the same in the short term. Beyond certain transitions at the Executive team level, we don’t anticipate immediate changes impacting day-to-day roles and responsibilities.
•	All colleagues should continue to focus on their daily responsibilities and deliver the best possible quality of work as the planning phase of the integration continues.
•	A key focus of the integration planning activities has been to maintain stability and continuity.
•	Following the close, formal integration activities will start, and we anticipate will continue over the next several months.
•	Future updates will be shared as the integration efforts proceed.

Will my reporting relationship or manager change at closing?

•	Most colleagues will have no immediate changes to their reporting manager. Those who are affected by certain transitions at the Executive team level will be notified shortly after the closing of their new reporting relationships. Department leaders will provide more information to their respective teams regarding any changes to reporting relationships.

Will there be organizational changes later based on the results of the integration activities?

•	Decisions on final organization structures will be made following the completion of formal integration activities.
•	Under the terms of the merger agreement, if an Optinose colleague is terminated without cause within 12 months following the closing, that colleague will be entitled to receive severance payments and benefits under the terms of the Optinose Colleague Severance Change in Control and Severance Benefit Plan.

Am I eligible for Optinose severance if I decide to leave after the close?

•	As a general matter, if you decide to voluntarily resign following the closing of the merger, you will not be entitled to severance payments and benefits.

Do I have to report to the King of Prussia office?

•	Colleagues based in Yardley will continue to report to the Yardley office following their usual schedule.
•	Members of the Paratek ELT and other key Paratek colleagues involved in integration activities will work from the Yardley office periodically.
•	Remote colleagues will continue to work as usual in their remote locations.
•	Field sales colleagues will continue in their same territories and regions.

Will I have a Paratek email address at close or get new equipment?

•	Current Optinose colleagues will maintain their existing email address and equipment at close.
•	Further information about digital access and equipment will be provided as the integration process moves forward.

What about my pay? Will there be any changes because of the transition?

•	There will be no immediate changes to any employees’ pay. The terms of the merger agreement provide that Optinose colleagues that continue in employment will receive an annual base salary or wage rate and target annual bonus opportunity that are no less favorable than those in effect prior to closing for a period of 12 months after the closing.
•	Additional information on incentive opportunities will be provided as part of the integration process.

Will I lose my fleet vehicle?

•	There will be no immediate changes to fleet vehicles at close. Future updates will be shared as the integration efforts proceed.

How do my expenses get reimbursed?

•	Please continue to follow the same processes to get your expenses reimbursed. Expense reimbursement processes will be harmonized as part of the integration activities expected to take place following the closing.

What about my cell phone reimbursement?

•	Please continue to follow the same processes to get your phone reimbursed. Cell phone reimbursement policies and processes will be harmonized as part of the integration activities expected to take place following the closing.

Payroll

What happens to my payroll?

•	After closing, Optinose colleagues will continue to be paid using the Optinose payroll system while the integration efforts proceed.
•	It is anticipated that Optinose payroll will remain in place until the end of December 2025, at which time it will transition into the single Paratek payroll process for 2026.

When I was hired, I was offered a sign-on bonus. Will that be honored?

•	Any outstanding commitments made to colleagues in their Optinose offer letters will be honored by Paratek and paid at the time indicated in the offer letter.

Benefits

What is going to happen to my health benefits? How long will they continue?

•	Optinose health benefits and programs will remain in place until December 31, 2025.
•	Under the terms of the merger agreement, for a period of 12 months after the closing, Paratek has agreed to provide Optinose colleagues that continue in employment with health and welfare benefits that are substantially comparable in the aggregate to the health and welfare benefits provided to Optinose employees prior to the closing.

•	Open enrollment for the new calendar year’s benefits plan at Paratek will occur in Q4, 2025. The Paratek benefits will begin January 1, 2026.

What happens to my 401(k)?

•	Like all other benefits, the Optinose 401(k) plan will remain in effect until the end of December 2025 without any changes.
•	Under the terms of the merger agreement, for a period of 12 months after the closing, Paratek has agreed to provide Optinose colleagues that continue in employment with retirement benefits that are substantially comparable in the aggregate to the retirement benefits provided to Optinose employees prior to the closing.
•	We expect to merge the Paratek 401(k) plan and the Optinose 401(k) plan for 2026.
•	Both current plans are administered by Fidelity.
•	Further information will be provided as the integration continues.

What about my FSA?

•	Like other benefits, the Optinose FSA plans will remain in place for the remainder of 2025.

I enrolled in the Optinose HSA for 2025. What happens to the Optinose second half contribution?

•	We anticipate making the 2nd half contribution to eligible colleague accounts in early May.
•	All monies deposited into your Fidelity HSA account (both Optinose and employee contributions) belong to the employee.
•	As always, you will continue to have access to your funds through the usual reimbursement process.

What about vacation time? What about floating holidays?

•	For 2025, you will remain covered under the Optinose vacation policy and will continue to accrue vacation per the policy.
•	Vacation and other time off policies will be harmonized as part of the integration activities expected to take place following the closing and will go into effect in 2026.
•	Additional information will be provided as the integration activities continue.

What about the 2025 company holiday calendar? Will the days that the office is closed change?

•	The Optinose company holiday calendar will remain in effect for 2025. As with other time off policies, we will harmonize the two holiday calendars into a merged calendar for 2026.

What about sick time?

•	There are no changes to the Optinose Sick time policy in 2025.
•	Additional information for 2026 will be provided as the integration activities continue.

Will I get service credit for my time with Optinose?

•	Yes, Paratek has agreed to honor your Optinose service date for purposes of eligibility, vesting, and determination of the level of benefits (including vacation and severance benefits) to the same extent recognized by Optinose prior to the closing of the merger, unless it results in a duplication of benefits or coverage.

What happens to my life insurance policy?

•	Like other benefits, the Optinose life insurance will remain in place for the remainder of 2025.
•	Your basic Company-paid Optinose life insurance will continue following the closing.
•	Additional information will be provided as the integration activities continue.

What about my short- and long-term disability insurance coverages?

•	Your Company-paid Optinose short term disability insurance, Company-paid long term disability insurance and voluntary buy-up short-term disability insurance will continue following the closing.
•	Additional information will be provided as the integration activities continue.

What if I am on a short-term disability at the time of closing?

•	If you are currently approved for paid medical leave through NY Life, your disability benefits will not be impacted upon the closing. NY Life will continue to pay out your claim through its end date. Please contact NY Life at 1.888.842.4462 or https://www.mynylgbs.com/auth if you have questions.

I am currently participating in the tuition reimbursement program. Will my classes be covered?

•	Any pre-approved courses that you are participating in as of the date of the closing will be honored. As always, course grades or evaluations and receipts should be submitted within 30 days of completing the course.
•	Further details on how to submit for reimbursement will be provided to those participants in pre-approved courses.
•	Additional information about Paratek’s tuition reimbursement program will be provided as integration activities continue.

Who do I talk to if I have questions about my benefits package?

•	Many benefit questions are included in these FAQs. If your individual question has not been answered, you should contact Sandy Keller at 267-521-0705.

This document is intended to provide a brief summary of certain benefits and services. If there is an inconsistency between this document and the plan documents, the plan documents govern.

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Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of the Company will approve the acquisition; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (iv) risks relating to the achievement of the milestones necessary for the payment of any contingent value rights; (v) disruption from the pending Merger making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; (vi) risk related to the pending Merger diverting the Company management’s attention from the ongoing business operations of its business; (vii) negative effects of the announcement of the Merger or the consummation of the Merger on the market price of the Company’s common stock and on the Company’s operating results; (viii) significant transaction costs; (ix) unknown liabilities; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the Merger; and (xi) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaims any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, on April 15, 2025, the Company filed a definitive proxy statement, and has filed and may file other materials relating to the proposed transaction with the SEC. Beginning on April 16, 2025, the Company mailed the definitive proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other related documents that the Company files with the SEC at the SEC’s website at www.sec.gov, and on the Company’s website at www.optinose.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to OptiNose, Inc., Corporate Secretary, 777 Township Line Road, Suite 300, Yardley, PA 19067, telephone: (267) 364-3500.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on April 30, 2025. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction is included in the proxy statement described above. These documents are available free of charge at the SEC’s website at www.sec.gov and the Company’s website at www.optinose.com.